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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to (i) the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-92283 on Form S-3 of Duke Capital Corporation, (ii) the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-71297 on Form S-3 of Duke Capital Corporation and (iii) the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-85995 on Form S-3 of Duke Capital Corporation of our report dated January 16, 1997 on the consolidated balance sheet of PanEnergy Corp as of December 31, 1996 and the related consolidated statements of income, common stockholders' equity and cash flows for the year ended December 31, 1996 appearing in the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.

     /s/ KPMG LLP
---------------------------
       KPMG LLP


Houston, Texas
January 4, 2000